UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 2, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-49629

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On August 2, 2013, Crede CG III, Ltd., a wholly-owned subsidiary of Crede Capital Group, LLC (“Crede”), provided the Company with notice that it was exercising 100% of its warrant (originally obtained by Crede on May 16, 2013) on a cashless basis. The Company settled the cashless exercise pursuant to the terms of an Exchange Right under the warrant (as defined in the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2013) by issuing to Crede 751,780 registered shares of common stock. As a result of Crede’s warrant exercise, the Company has no further obligation to issue additional shares to Crede under any circumstances, including (i) any shares associated with contingent additional warrants that would have been applicable if the Company was unable to remain listed on the Nasdaq Capital Market and (ii) any additional shares that could have been required to satisfy the Exchange Right if the Company’s share price declined in the future.
For more information on the Crede warrant and the terms thereof, refer to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2013 and the Exhibits filed therewith.
As a result of Crede’s exercise of the Exchange Right under its warrant and the elimination of all contingencies associated with the Crede warrant, an anti-dilution price reset provision contained in certain other warrants issued by the Company on October 27, 2006 ("October 2006 Warrants") was triggered. Accordingly, the exercise price for the October 2006 Warrants was reset from $2.02 to $1.51 and the number of shares underlying the October 2006 Warrants increased from 1,400,720 to 1,868,613.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

August 6, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

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